EXHIBIT 23D-
                INVESTMENT ADVISORY AGREEMENT BETWEEN REGISTRANT
                      AND GEMINI MANAGEMENT & RESEARCH, LLC

                          INVESTMENT ADVISORY AGREEMENT

                               GEMINI FUNDS, INC.

     This Agreement is made and entered into as of the ____ day of _________, 2000, by and between Gemini Funds, Inc., a Maryland corporation (the "Fund"), and Gemini Management & Research, LLC, a New Jersey limited liability company ("Adviser").

     WHEREAS, the Fund is authorized by its Articles of Incorporation and by-laws to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios"), and

     WHEREAS, The Fund has authorized the issuance of shares of beneficial interest ("Shares") in the Portfolio(s) which are identified on Schedule A attached hereto, which Schedule A may be amended from time to time by mutual agreement of the Fund and Adviser, and;

     WHEREAS,   Adviser  is  registered  as  an  investment  adviser  under  the
Investment Advisers Act of 1940, and engages in the business of asset management; and

     WHEREAS, the Fund desires to retain Adviser to render certain investment management services to the Fund and Adviser is willing to render such services;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.    OBLIGATIONS OF INVESTMENT ADVISER

     (A) SERVICES. Adviser agrees to perform the following services (the "Services") for the Fund:

            (1) manage the investment and reinvestment of each Portfolio's assets;

            (2) continuously review, supervise, and administer the investment program of the Portfolio(s);

            (3) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions);

            (4) provide the Fund with records concerning Adviser's activities which the Fund is required to maintain; and

            (5)   render  regular  reports to the Fund's  officers and directors
                  concerning    Adviser's    discharge    of    the    foregoing
                  responsibilities.

Adviser shall discharge the foregoing responsibilities subject to the general supervision and control of the officers and the directors of the Fund and in compliance with such policies as the directors may from time to time establish, and in compliance with the objectives, policies, and limitations of the Portfolio(s) set forth in the Fund's prospectus and statement of additional information, as amended from time to time, and with all applicable laws and regulations. All Services to be furnished by Adviser under this Agreement may be furnished through the medium of any directors, officers or employees of Adviser or through such other parties as Adviser may determine from time to time.

     Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the Board of Directors of the Fund to perform the Services on the terms and for the compensation provided herein. Adviser shall authorize and permit any of its officers, directors and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.

     Except to the extent expressly assumed by Adviser herein and except to the extent required by law to be paid by Adviser, the Fund shall pay all costs and expenses in connection with its operation and organization.

     (B) BOOKS AND RECORDS. All books and records prepared and maintained by Adviser for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, Adviser shall surrender to the Fund such of the books and records so requested.

2. PORTFOLIO TRANSACTIONS. Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio(s) and is directed to use its best efforts to obtain the best net results as described in the Fund's prospectus from time to time. Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Portfolio(s) with research, analysis, advice and similar services, and Adviser may pay to these brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, provided that Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Portfolio(s) over the long-term. Adviser will promptly communicate to the officers and the directors of the Fund such information relating to portfolio transactions as they may reasonably request.

3. COMPENSATION OF ADVISER. For its services to the Portfolio(s), the Fund will pay to Adviser not later than five days after the end of each month the fees which are identified on SCHEDULE B attached hereto, which SCHEDULE B may be amended from time to time by mutual agreement of the Fund and Adviser. Such fees shall be computed daily based upon the net asset value of the applicable Portfolio as determined by a valuation made in accordance with the Fund's procedure for calculating Portfolio net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. During any period when the determination of a Portfolio's net asset value is suspended by the directors of the Fund, the net asset value of a share of such Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

4. STATUS OF INVESTMENT ADVISER. The services of Adviser to the Fund are not to be deemed exclusive, and Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5. PERMISSIBLE INTERESTS. Directors, agents, and stockholders of the Fund are or may be interested in Adviser (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise, and directors, partners, officers, agents, and stockholders of Adviser are or may be interested in the Fund as directors, stockholders or otherwise; and Adviser (or any successor) is or may be interested in the Fund as a stockholder or otherwise.

6. LIABILITY OF INVESTMENT ADVISER. Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

7. TERM. This Agreement shall remain in effect until August 1, 2002, and from year to year thereafter provided such continuance is approved at least annually by (1) the vote of a majority of the Board of Directors of the Fund or (2) a vote of a "majority" (as that term is defined in the Investment Company Act of 1940) of the Fund's outstanding securities, provided that in either event the continuance is also approved by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval; PROVIDED, HOWEVER, that;

      (a)   the Fund may, at any time and  without  the payment of any  penalty, terminate this Agreement upon 60 days written notice to Adviser;
      (b)   the  Agreement  shall  immediately  terminate  in the  event  of its assignment (within the meaning of the Act and the Rules thereunder); and
      (c) Adviser may terminate this Agreement without payment of penalty on 60 days written notice to the Fund; and
      (d) the terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

8. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

IF TO THE FUND:                   IF TO THE ADVISER:
---------------                   ------------------
Gemini Funds, Inc.                Gemini Management & Research, LLC
95 River Street, # 5A             95 River Street, # 5A
Hoboken, NJ  07030                Hoboken, NJ  017030
Marcel Engenheiro                 Marcel Engenheiro
President                         President

9. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

                                        GEMINI MANAGEMENT
GEMINI FUNDS, INC.                      & RESEARCH, LLC




-------------------------------         ------------------------------
By: Marcel Engenheiro                   By: Marcel Engenheiro
President                               President

ATTEST:                                 ATTEST:



-------------------------------         ------------------------------
By:
     ---------------------------        ------------------------------
Its:  Secretary                         Its:  Secretary
[Corporate Seal]                        [Corporate Seal]

                                   SCHEDULE A
                                   ----------

                                       TO
                         INVESTMENT ADVISORY AGREEMENT
                      BY AND BETWEEN GEMINI FUNDS, INC. AND
                        GEMINI MANAGEMENT & RESEARCH, LLC
                              DATED AUGUST __, 2000

THE FOLLOWING PORTFOLIOS ARE OFFERED BY GEMINI FUNDS, INC. AND ARE SUBJECT TO THIS AGREEMENT:

      1.    THE GEMINI GLOBAL INTERNET FUND

                                   SCHEDULE B
                                   ----------

                                       TO
                         INVESTMENT ADVISORY AGREEMENT
                      BY AND BETWEEN GEMINI FUNDS, INC. AND
                        GEMINI MANAGEMENT & RESEARCH, LLC
                              DATED AUGUST __, 2000

                              COMPENSATION SCHEDULE

For its Services to the Portfolio(s) of the Fund, the Fund will pay the Adviser a monthly fee, payable within five days after the end of each month, equal to the following annual percentages of the applicable Portfolio's average daily net assets:

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THE GEMINI GLOBAL INTERNET FUND                                            0.50%
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